UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2021

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40053 (Commission File Number)	82-4937641 (IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On May 13, 2021, Apria, Inc. (the “Company”) issued a press release announcing earnings for the first quarter ended March 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as shall expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description

99.1	Press release of Apria, Inc., dated May 13, 2021, announcing earnings for the first quarter ended March 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

By:	/s/ Debra L. Morris
Name:	Debra L. Morris
Title:	Executive Vice President, Chief Financial Officer

Date: May 13, 2021